PART II – OFFERING CIRCULAR

Chameleon Media

Group, Inc.

Corporate:

Chameleon Media Group, Inc.

600 North Rosemead Blvd. Suite 100

Pasadena, California 91107

 (626) 435-7866

Best Efforts Offering of 200,000 9% Convertible Preferred Stock Shares

Offering Price per 9% Convertible Preferred Stock Shares:  $100.00 (USD)

Minimum Offering: One 9% Convertible Preferred Stock Share

Maximum Offering: 200,000 9% Convertible Preferred Stock Shares

Interest is Calculated and Accrues Daily, All Interest is Paid at Maturity / Conversion

DIVIDEND POLICY: Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 200,000 9% Convertible Preferred Stock Shares are being offered to the public at $100 per 9% Convertible Preferred Stock Unit. There is no minimum number of 9% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds. A maximum of $20,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

DATED:  OCTOBER 15th, 2015

THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

TABLE OF CONTENTS:

ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$10.00	$90.00
Total Minimum	001	$100.00	$10.00	$90.00
Total Maximum	200,000	$20,000,000.00	$2,000,000	$18,000,000

1)

We are offering a maximum of 200,000 9% Convertible Preferred Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

California: $40,200

b.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $200,000 USD. Any costs above $200,000 will be paid by the Executives of the Company.

4)

We do not intend to use a Broker-Dealer for this Offering (up to 10% Commission of the Offering Price).

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES

QUALIFED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Film Production and Distribution Industry Risks

Film Production and Distribution Industry Investments are subject to varying degrees of risk.  The yields available from equity investments in Film Production and Distribution Industry Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products or assets does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s Products and Assets may be adversely affected by the general economic climate, the Film Production and Distribution market conditions such as oversupply of related products or a reduction in demand for Film Production and Distribution products in the areas in which the Company’s Products and Assets are located, competition from other Film Production and Distribution Companies, and the Company’s ability to provide adequate Film Production and Distribution Products and Services.  Revenues from the Company’s Products and Assets are also affected by such factors such as the costs of product production and the local market conditions.

Because Film Production and Distribution Industry investments are relatively illiquid, the Company’s ability to vary its asset portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its Products and Assets.  No assurance can be given that the fair market value of the Products Produced or Assets Acquired by, or produced by, the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Shares of Common Stock is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

Our Ability to Succeed Depends on our Ability to Grow our Business and Achieve Profitability

The introduction of new products and services, and expansion of our distribution channels will contribute significantly to our operational results, and we will continue to develop new and innovative ways to produce and distribution our products and expand our distribution in order to maintain our growth and achieve profitability. Our future operational success and profitability will depend on a number of factors, including, but not limited to:

•

Our ability to manage costs;

•

The increasing level of competition in the Film Production and Distribution Industry;

•

Our ability to continuously offer new and improved products and services;

•

Our ability to maintain sufficient production capacity for our products;

•

Our ability to maintain efficient, timely and cost-effective production and delivery of our products;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the Film Production and Distribution Industry;

•

The level of consumer acceptance of our products;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

If We Fail to Promote and Maintain our Brand in the Market, our Business, Operating Results, Financial Condition, and our Ability to Attract Customers will be Materially Adversely Affected

Our success depends on our ability to create and maintain brand awareness for our product offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

The Company Faces Significant Entertainment Rental Kiosk and “Over-the-Internet Content” Competitors which are well Established

The Company’s rental kiosk business faces direct competition from Redbox, owned by a well capitalized public company. Redbox is a well established and profitable entertainment rental kiosk company, owned by Outerwall Inc., with over 42,000Redbox kiosks, in 35,000 locations nationwide. The Company faces both consumer and retailer acceptance of our Company’s entertainment kiosk brand. Both retailers and consumers are highly aware of Redbox which has a large national sales force. It is the opinion of the Company that the Company possesses particular strategic competitive advantages over Redbox to consumers and retailers, (see Description of Business), the company needs to raise capital to employ a sales force, gain name recognition through advertising and marketing, as well as to deploy a significant number of entertainment rental kiosks to be able to gain market share, specifically in retail locations that may not be of sufficient size for Redbox while presenting an opportunity for the Company, inclusive of locations currently occupied by Redbox wherein the company may be able to displace Redbox pursuant to our targeted market strategy.

The demise of the formerly well established brick and mortar location that were once the domain of Blockbuster and Hollywood Video presents an opportunity for the Company to grow by the potential placement of the Company’s Kiosks in locations approximate to the locations formerly occupied by these entities that are no longer in existence.

The entertainment rental kiosk division also competes with other non-kiosk entertainment providers, including those that utilize other distribution channels, that may possess more experience with a greater and/or more appealing inventory, be better financed, with more established relationships with the movie gaming industries, than those currently possessed by the Company. Some of these channels are:

•

Mail-delivery and online streaming retailers such as Netflix, or Amazon;

•

Cable, Satellite, broadcast and telecommunications providers, (i.e. Comcast, DISH, or DirecTV);

•

Traditional movie programmers such as HBO or Showtime;

•

Content as provided via the Internet that include providers such as iTunes, YouTube, Hulu or Google; and

•

Brick and Mortar locations in the WalMart, Barnes and Noble, and other chain stores that sell DVD and video games, such as Target.

We Rely on Third-Party Suppliers and Manufacturers to Provide Raw Materials for our Products and to Produce our Kiosk Products, and we have Limited Control Over these Suppliers and Manufacturers and May Not be able to Obtain Quality Kiosk Products on a Timely Basis or in Sufficient Quantity

Substantially all of our Kiosk products will be manufactured by unaffiliated manufactures. We may not have any long-term contracts with our suppliers or manufacturing sources, and we expect to compete with other companies for raw materials, production and import capacity.

There can be no assurance that there will not be a significant disruption in the supply of raw materials from our intended sources or, in the event of a disruption, that we would be able to locate alternative suppliers of materials of comparable quality to an acceptable price, or at all. In addition, we cannot be certain that our unaffiliated manufacturers will be able to fill our orders in a timely manner.

If we experience significant increased demand, or need to replace an existing manufacturer, there can be no assurance that additional supplies of raw materials or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new manufacturing or raw material sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Any delays interrupt or increased costs in the supply of raw materials or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

In addition, there can be no assurance that our suppliers and manufacturers will continue to provide raw materials and to manufacture products that are consistent with our standards. We may receive shipments of product that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and related increased administrative and shipping costs. In addition, because we do not control our manufacturers, products that fail to meet our standards or other unauthorized products could end up in the marketplace without knowledge, which could harm our reputation in the marketplace.

Development Stage Business

The Company was formed as a Nevada Stock Corporation in April of 2015. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Chameleon Media Group, Inc. will operate profitably.

Inadequacy of Funds

Gross offering proceeds of a maximum of $20,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Although the Company believes that the proceeds from this Offering will be sufficient to help sustain operations during this growth period, there is no guarantee that the Company will raise all the funds needed to adequately fund Company Operations. The Company has determined that $1,000,000, in addition to cash flow from operations, will be needed to fund planned operations for the first twelve months.

Dependence on Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon the services of Mr. Fernando Periera, the Company's Chief Executive Officer and Mr. Alan J. Bailey, the Company’s Chief Financial Officer.

Risks of Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the

Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares of Common Stock offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Given that there is no minimum offering amount, and that the Company needs at least $1,000,000 to continue operations for the next twelve months, investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $20,000,000, the Company will have to limit or eliminate important expenditure, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares of Common Stock offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Control by Management

As of October 15th, 2015 the Company’s Managers owned approximately 100% of the Company’s outstanding Shares of Common Stock and 0% of the Company's Shares of Preferred Stock.  Upon completion of this Offering, The Company’s Management will own approximately 100% of the outstanding Shares of Common Stock and 0% of the outstanding Shares of Preferred Stock.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Broker - Dealer Sales

The Company’s Shares of Common Stock are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Shares of Common Stock of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Managing Members deem it necessary.  As a result, the Company’s Shares of Common Stock are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their Shares of Common Stock in the secondary market.

Secondary Market

No application is currently being prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market", though the Company intends to submit an S-1 or Form 10 Filing within TWELVE MONTHS of the close of this securities offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may be listed on the OTCQB, OTCQX, OTCBB, The Bermuda BSX Exchange, the London Stock Exchange’s AIM Market, the Canadian TSX Venture Exchange or TMX Exchange, the Irish Stock Exchange, the Frankfurt Stock Exchange and / or the Berlin Stock Exchange, where each has a greater chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Hair Growth, Hair Rejuvenation and Medical Technology Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Nevada Securities Laws, and other applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF LOS ANGELES. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company was formed as a Nevada Stock Corporation in April of 2015. Upon its formation, the Company has issued FIFTY EIGHT THOUSAND (58,000) Common Stock Shares as illustrated below:

Name and Address of Record Owner	Prior to Offering:	After Offering:
Mr. Fernando A. Periera Chief Executive Officer 600 North Rosemead Blvd, Suite 100 Pasadena, California 91107	Common Stock: 50,500,000 (87%) Preferred Stock: No Shares	Common Stock: 50,500,000 (87%) Preferred Stock: No Shares
Mr. Alan J. Bailey Chief Financial Officer 600 North Rosemead Blvd, Suite 100 Pasadena, California 91107	Common Stock: 7,500,000 (13%) Preferred Stock: No Shares	Common Stock: 7,500,000 (13%) Preferred Stock: No Shares

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messer Periera, an Executive Officer of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Chameleon Media Group, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $20,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

A.

Sale of Company Common Stock

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$17,800,000	89%	N/A	N/A

B.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$2,200,000	11%	N/A	N/A

Footnotes:

1)

We are offering a maximum of 200,000 9% Convertible Preferred Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

California: $40,200

b.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $200,000 USD. Any costs above $200,000 will be paid by the Executives of the Company.

4)

We do not intend to use a Broker-Dealer for this Offering (up to 10% Commission of the Offering Price).

USE OF FUNDS:

If Maximum is Sold:

DESCRIPTION:	AMOUNT:	PERCENTAGE:
Costs of Offering	$200,000	1%
Broker Dealer Commissions	$2,000,000	10%
Legal & Accounting	$75,000	0.375%
Kiosk Acquisitions (300 @ $10,000)	$3,000,000	15%
Acquisition of Minority Health Network	$830,000	4.15%
Film & TV Development	$7,000,000	35%
Marketing & Promotion	$1,500,000	0.75%
Inventory	$450,000	2.25%
Insurance	$50,000	0.25%
Health Insurance	$65,000	0.352%
Payroll	$1,500,000	7.5%
Employee Benefits	$250,000	1.25%
Computers & Software	$75,000	0.375%
Furniture & Equipment	$50,000	0.25%
Parking	$500	0.0025%
Transportation	$4,500	0.255%
Travel & Lodging	$100,000	0.5%
Licensing & Leasing	$150,000	0.75%
Office	$100,000	0.5%
Contingency	$550,000	2.75%
TOTAL	$20,000,000	100.00%

The above allocation of Funds Table provides above provides the use of funds based on raising $20,000,000 USD. If the total offering is not met, management will distribute the funds on a percentage weighted basis according to the Allocation of Funds Table provided above.

ITEM 7. DESCRIPTION OF BUSINESS

A.

BUSINESS PLAN:

The Company is designed as a multimedia company with a specific intent to be involved in the acquisition, creation, production and distribution of film and television content within the various distribution platforms presently existing in the marketplace. The Company has identified an opportunity to enhance its content distribution through the acquisition of the dormant assets of an entity previously engaged in the production and broadcasting of educational video content within the minority community, specifically the African and Hispanic Communities. The Company envisions three separate and distinct divisions, each with its own business plan, but all of which to be consolidated on the Company’s financial statements upon commencement of operations. The divisions serve to complement and enhance each other from the standpoint of production and exploitation. The business of each division is outlined herein below as follows:

Entertainment Rental Kiosk Division:

Despite the recent rapid decline and subsequent demise of brick and mortar video distribution channels as evidenced by Blockbuster and Hollywood Video retail and rental distribution outlets, the marketplace has been explosive with the growth of new paradigms for the delivery of content to the consumer. Redbox is the dominant distributor of content in the entertainment rental business, which includes subscription services such as Hulu and Netflix. In 2013, Redbox parent Company Outerwall (formerly Coinstar) reported a profit of $46.9 Million on revenue of $554,200,000 for the second quarter of  2013, while Redbox saw its share of the disc-rental market pass 50% for the first time. According to Redbox Automated Retail, LLC, a subsidiary of Outerwall, Inc. in May of 2015, Redbox Market Share of the Physical DVD Rental Market was 51.8%, with 1,950 discs rented out per minute (roughly 1,080,000,000 Redbox movies & games rented each year) through 35,000 Redbox locations throughout the United States (roughly 42,000 Redbox Machines).

As the dominant player in the vending side of the content distribution business, it is impossible for an independent individual to participate from an ownership standpoint with Redbox. The Company has identified opportunities that exist within the mid-sized independent grocery and convenience store arena, especially those that exist within the Hispanic Community. These readily available locations have been overlooked by Redbox as their focus has primarily been centered around large national chains such as Walmart, 7-11, and Walgreens. The Company believes that there exist over 60,000 qualified locations for entertainment kiosks across North America. The mid-sized chains and independent retailers fully realize the benefit of providing entertainment rental kiosks to their customers and are turning to independent kiosk operators to satisfy that demand. The strategy of the Company is to establish a network of ‘state-of-the-art’ rental kiosks in the previously mentioned markets, as wells as college campuses, apartment buildings, and large condominium complexes.

Acquisition of the African American Medical Network:

The Company seeks to utilize a portion of the Capital Raised to acquire the assets of the African American Medical Network. The African American Medical Network is a place-based television network that delivers advertiser-supported television educational programming about medical and health issues specifically related to African American patients’ interests and needs. Available only through doctors’ offices serving the African American populace, African American Medical Network was developed to create awareness about key diseases and the regimen needed to preserve life and the quality of life. Its culturally relevant programming speaks to the African American audience through messages and information that reflect their values and beliefs.

The Company will acquire the assets of the African American Medical Network and none of the corporate liabilities, nor the corporation itself. The assets of the African American Medical Network are currently inactive pursuant to the company’s dormant state and the Company believes that the assets of the African American Medical Network have been underutilized with regards to their full market exploitation potential where it was operational. However, it is the very existence of the fact due to this lack of proper exploitation, the opportunity exists to truly maximize the earnings potential of these assets given proper management. It is believed that the number of locations operated by the African American Medical Network was 279 across the national landscape.

The African American Medical Network system is advertiser driven. The networks finance or license programming designed to draw large viewership which in turn drives commercial advertising sales, which is the primary source of network income relying on both national and a local audience (with commercial sales broken down accordingly), and a primary and secondary market for its programs, with these audience and market dynamics being interrelated. Under this model, the primary market for television programs is the first-run broadcast over one of the television networks for which the national audience is the primary target. The national audience is created by broadcasting the program more or less concurrently in all areas of the country over network owned and/or affiliated stations.

Secondary markets are the rerun syndication market and foreign distribution. The rerun syndication market is a local market in which local independent stations acquire and rerun network originated programming to lure advertisers, who in turn seek an audience in that area as the primary advertising target. Armed with the above information regarding the operation of major television and cable networks, it becomes increasingly clear that many of the aspects that drive the business models of the major television networks are present within the business model of the Company with respect to the Minority Health Network division.

In addition to the above:

There currently exists within the African American Medical Network broadcast cycles of 40 minutes within an 8 hour loop containing 24 thirty-second advertising spots per cycle, or 12 minutes of available advertising 40 minute cycle. Each commercial plays every 40 minutes within 7 original programming cycles. There exists, at present, approximately 83 original medical educational programs as part of the assets to be acquired.

Production of the content appearing on the network represents another revenue stream. Each of the information and educational segments is in-fact a miniature version of a television show while at the same also being an infomercial for the product or service.

Non-Medically related advertising. Due to the average waiting room time of 20 minutes, the positioning of non-medical, but demographically focused advertising, becomes a viable source of revenue on the network, especially as the network size increases in locations, as well as markets. Some of these potential advertisers are as follows:

Films and television programs specifically geared towards the African American community;

Concert and local event promotions;

Educational outreach by local schools and universities;

Health related products; and

Food purveyors promoting the healthy aspects of their products (i.e., McDonalds, Wendy’s, etc)

The ability to target a specific audience group has rapidly increased the focus of narrow casting on the part of advertisers. The Company sees the same atmosphere and approach occurring with programming available for viewing on the Internet, cell phones, video iPods, Sony Play-Stations (PSP), as well as on an increasing variety of personal media players. All of these platforms can be potentially cross marketed by way of the network by virtue of the fact that they all operate via broadband transmission. The use of coupons and bonuses exclusively derived from the local network participant creates a symbiotic relationship between the local network member and its local advertisers’ outlet.

Film and Television Division:

The Company has identified the minority market, both African American and Hispanic, as an underserved demographic in the production and distribution of mainstream titles. The success of the few films that feature predominantly minority cast members within the recent past evidences the ethnic demographic as a potential huge source of revenue once provided with motion picture and television programs wherein minority cast members constitute the predominant cast with storylines that are universal.

According to the National Association of Theatre Owners, there are just over 40,000 movie screens in the United States (39,368 indoor / 656 Drive-in). When a major distributor opens a film in wide screen distribution, the number of screens within that release may be as high as 6,000 simultaneously. This type of release is generally reserved for “blockbuster” type films. Major distributors provide the most market clout for an independent producer but not necessarily the most profit. The ability to mount large scale promotional and advertising campaigns is a major attraction to an independent producer.

However, the advances for such campaigns are usually paid back with interest out of the producer’s share of the profits. The standard division of profits between a major distributor and an independent producer for a domestic theatrical release is 60-70% to the producer and 30-40% to the distributor. The apparent fairness of the 70/30 proposition belies the generally accepted practice on the part of the major distributor to take 30 cents from each dollar off the top and then deduct all other distribution expenses from the remaining 70 cents prior payment to the independent producer. The independent distributor on the other hand although releasing approximately the same number of films on a per annum basis as the major distributors and offering smaller advances and less promotional expenditures, on a domestic distribution deal will offer an independent producer a 50/50 split. Distribution expenses are taken off the top and the remaining balance equally divided between the distributor and the independent producer. The Company has the ability to realize a significant distribution advantage by virtue of its ability to self-distribute titles through its kiosk division wherein it can retain a significantly greater share of the distribution revenues derived from that particular distribution channel. By controlling all of the potential revenue streams associated with a motion picture, the Company reduces the risk of recoupment on each release.

Potential Revenue Stream: Foreign Distribution

Foreign distribution of motion pictures accounts for approximately one-half of the total revenues derived from the industry. Most, if not all independent films are distributed abroad by a sales agent. The sales agent will take films, along with any promotional material, to various markets in an attempt to sell the films. Due to the ever increasing demand for American made product as well as the overall emerging sophistication of the international markets, more and more sales agents are establishing permanent deals with distributors creating their own network of distribution partnerships within their respective territories. It is common practice for a producer to secure separate distribution of the domestic and foreign markets. Foreign distribution denotes territories outside of the United States and Canada. A foreign distributor is that individual or entity that buys the rights to market and distribute films in a specific market or territory. These markets are subject to fluctuations in the amount of money each respective territory is likely to yield to an independent producer for a film within a certain budget range based upon the general economic conditions within each country. Many independent motion pictures complete all or part of their production finance on the basis of pre-sale agreements with foreign distributors. Pre-sale agreements can be either pledged as collateral to a bank in exchange for a loan towards production financing or to the equity investors. Pre-sales are normally assigned on a direct-pay basis and begin to pay off upon the delivery of the picture to the buyers. Sales to foreign distributors usually involve an advance against a percentage of sales for a given territory. Characteristically the foreign distributor will pay the advance to the sales agent on behalf of the producer which will be paid back with interest out of the producer’s percentage of profits within that country or territory. This advance usually constitutes the total return to the producer out of any given territory. The Company, as the producer, anticipates the establishment of a relationship with a foreign sales agent that would be based upon the Company being able to provide a slate of films for foreign distribution thereby enabling the Company to extract terms more favorable than if the Company simply sought foreign distribution of its film on a per film basis hereby reducing the Company’s exposure to risk on its production financing.

Additional Potential Revenue Stream: Revenues From Sale or Licensing of Ancillary Rights

The distribution revenues as previously outlined herein above have dealt solely with the theatrical exploitation of the motion pictures. However, revenues from the sale or license pertaining to rights contained within a given motion picture flow from many different sources.  These sources include the following:

Non-theatrical Distribution/Exhibition (airlines, hotels, military bases, etc.) Video-gram Distribution (VHS, DVD, Laser Disc)

Pay-Television Networks and Delivery Services (Premium Cable/Satellite Channels, Pay-Per-View)

Non-Pay Television (Cable and Broadcast Networks, Independent Local Channels) Ancillary Rights (Soundtrack, Publishing, Merchandise)

Revenues from theatrical distribution are the first to be received, thereafter followed by video-gram and non-theatrical revenues, and finally, television license fees. Receipts from ancillary rights are often unpredictable, and are dependent upon the type of product, the marketing efforts of the licensees, and factors related to public taste and trends in popular culture at the time of exploitation.

B.

The Offering

The Company is offering a maximum of 200,000 9% Convertible Preferred Stock Shares at a price of $100.00 per Unit, with all Shares having no par value.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the growth of the Company’s Film Production and Distribution Business Operations.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has not set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

&  Current Shareholders

0%

o

New Shareholders

100%

G.

Shares of Common Stock

Upon the sale of the maximum number of Shares of Common Stock from this Offering, the number of issued and outstanding Shares of Common Stock of the Company’s Common stock will be held as follows:

o

Company Founders

&  Current Shareholders

100%

o

New Shareholders

0%

H.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

I.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock. Additionally, the Company has no outstanding warrants for the purchase of the Company’s Stock.

J.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

K.

Company Convertible Securities

The Company, at the completion of this Offering will have 8,400 9% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

L.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

M.

Reporting

The Securities and Exchange Commission, nor any other Federal or Securities Enforcement Entities, requires the Companyto furnish you with quarterly un-audited financial reports and an annual audited financial report. After the Filing of SEC Form 10 or an SEC S-1 Registration Statement with the United States Securities and Exchange Commission (“SEC”), the Company will be required to file reports with the SEC under 15(d) of the Securities Act. The reports will be filed electronically. The reports required are forms 10-K, 10-Q and 8-K. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

N.

Stock Transfer Agent

The Company will serve as its own registrar and transfer agent with respect the Offering.

O.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

P.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Chameleon Media Group, Inc.

The Company	Chameleon Media Group, Inc. is a Nevada Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 26 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 9% Convertible Preferred Stock Shares.
The Offering

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Conversion Option / Mandatory Conversion Voting Rights Distributions Investment Period

All 9% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the second, third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•  Year 2: (Shareholder Conversion Option)

Shareholder Option: At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•  Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•  Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•  Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At any time during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 100,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Preferred Stock has NO VOTING RIGHTS

The Company has never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future for our Common Stock. Any future determination to declare dividends on our Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

The investment period will begin upon qualification of this Offering by the United States Securities & Exchange Commission.

Term of the Offering

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 37,000,000 Common Stock Shares, (2) The Company will have 180 days to sell the Minimum Amount of Securities and One Year from the date this Offering begins to sell all Securities Offered through this Offering, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $1,000,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $1,000,000 will be held in an Escrow Account, and only after $1,000,000 in securities has been sold to investors will the Company have access to the Investment Proceeds. The Company will have 180 Calendar Days from the date this Registration Statement is deemed qualified by the U.S. Securities & Exchange Commission to reach the $1,000,000 Minimum, or this Offering shall terminate. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

Distributions

The Company has never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future for our Common Stock. Any future determination to declare dividends on our Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Reports to Investors

The Company's Accounting Firm will furnish to the investors after the close of each fiscal year an annual report containing audited financial statements of the Company prepared in accordance with “Generally Accepted Accounting Principles” (GAAP) and a statement setting forth any distributions to the investors for the fiscal year.  The Company will also furnish un-audited quarterly statements to investors.

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company currently rents office spaces at 600 North Rosemead Blvd., Suite 100, Pasadena, California 91107. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was formed as a Nevada Stock Corporation in April of 2015. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Chameleon Media Group, Inc. will operate profitably.

Overview:

The Company is designed as a multimedia company with a specific intent to be involved in the acquisition, creation, production and distribution of film and television content within the various distribution platforms presently existing in the marketplace. The Company has identified an opportunity to enhance its content distribution through the acquisition of the dormant assets of an entity previously engaged in the production and broadcasting of educational video content within the minority community, specifically the African and Hispanic Communities.

The Company believes that its distribution model allows for rapid placement of the Company’s products and services, and will generate long-lasting recurring customer use of the Company’s products and services, leading to recurring revenues.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Fernando A. Periera

Chief Executive Officer

Age: 63

Mr. Periera has been associated with the production and arranging of music for clients as diverse as Little Richard, Count Basie, Merry Clayton, and Marvin Gaye. He has arranged and produced music for such international artists as Philippine acting and recording star Rodel Naval to legendary recording artist Emmanuel. His music has been heard / used in radio and television advertising, film, and for television themes. He has appeared as a conductor on numerous variety programs including the Grammy Awards. He was a co-creator of the first music video syndicated television show entitled “The Radio Picture Show”, which was a precursor to the MTV format. Mr. Periera has created and conducted seminars in film finance at the Palm Springs International Film Festival. For the past seven years, Mr. Periera has been the CEO of Pastiche Entertainment, LLC, a company engaged in the structured financing of independent films.

Mr. Alan J. Bailey

Chief Financial Officer

Alan J. Bailey is a finance veteran in the entertainment industry having served as a Senior Financial Executive at Paramount Pictures for 35 years, including being its treasurer. He has substantial experience in cash management, financial reporting, audit and compliance, corporate and structured finance, and financial planning, and is considered to be one of the industry’s leading experts in maximizing both domestic and international production incentives. He is the CFO to several publicly traded and privately owned entertainment companies, including businesses associated with investments in and from China, as well as being the owner and operator of Film Festivals, executive producer of lower budget / high quality motion pictures and made-for-TV movies, and the producer of sports and entertainment related digital content.

B. Significant Employees.   All Members of Chameleon Media Group, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Chameleon Media Group, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 11.   EXECUTIVE COMPENSATION.

In October of 2015, the Company adopted a compensation program for Company Management. Accordingly, Management of Chameleon Media Group, Inc. will be entitled to receive an annual salary of:

Mr. Fernando Periera, Chief Executive Officer

$180,000

Mr. Alan J. Bailey, Chief Financial Officer

$150,000

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Stock Option Grants

The Company does not currently have any outstanding Stock Options or Grants.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by  executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company was formed as a Nevada Stock Corporation in April of 2015. Upon its formation, the Company has issued FIFTY EIGHT THOUSAND (58,000) Common Stock Shares as illustrated below:

Name and Address of Record Owner	Prior to Offering:	After Offering:
Mr. Fernando A. Periera Chief Executive Officer 600 North Rosemead Blvd, Suite 100 Pasadena, California 91107	Common Stock: 50,500,000 (87%) Preferred Stock: No Shares	Common Stock: 50,500,000 (87%) Preferred Stock: No Shares
Mr. Alan J. Bailey Chief Financial Officer 600 North Rosemead Blvd, Suite 100 Pasadena, California 91107	Common Stock: 7,500,000 (13%) Preferred Stock: No Shares	Common Stock: 7,500,000 (13%) Preferred Stock: No Shares

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholder is Mr. Fernando Periera, the Company’s Chief Executive Officer, Mr. Periera owns the majority of the issued and outstanding controlling Stock Units of Chameleon Media Group, Inc.,  Consequently, this sole shareholder controls the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws;   and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Fernando Periera will thus have complete control over the Company’s management and affairs.  Accordingly, this sole owner may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

ITEM 14. SECURITIES BEING OFFERED.

9% Convertible Preferred Stock Shares

A maximum of TWENTY-ONE THOUSAND 9% Convertible Preferred Stock Shares are being offered to the public at $100.00 9% Convertible Preferred Stock Unit.

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messer Periera, an Executive Officers of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Chameleon Media Group, Inc. and wire or mail funds for its subscription amount in accordance with the instructions included in the Subscription Package.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

(a) Description of Company Common Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 100,000,000 shares of Common stock, $0.001 par value per share (the "Common Stock"). As of October 15th, 2015 – 58,000,000 shares of Common Stock were issued and outstanding. Upon the completion of this Offering, 58,000,000 shares of Common Stock will be issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 25,000,000 shares of Preferred stock, no par value per share (the "Preferred Stock"), of which, 15,000,000 are Series A Preferred, and 10,000,000 is Series B Preferred.

Series A Preferred Stock Shares have Hyper Voting Rights for all items submitted to Stockholders of the Company for vote. Series A Preferred Stock Shares have ONE HUNDRED VOTES per share. As of October 1st, 2015 – NO  Series A Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, NO shares of Preferred Stock will be issued and outstanding.

Series B Preferred Stock Shares have NO Voting Rights for any items submitted to Stockholders of the Company for vote. As of October 1st, 2015 – NO  Series B Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, 200,000 shares of Series B Preferred Stock will be issued and outstanding.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of October 15th, 2015, there were 58,000,000 shares of our Common Stock outstanding, which were held of record by approximately 2 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

As of October 15th, 2015, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

Dividends

The Company has never declared or paid cash dividends on its Shares of Common Stock. The Company currently intends to retain all available funds and future earnings for use in the operation of Company business and does not anticipate paying any cash dividends in the foreseeable future to holders of our Common Stock. Any future determination to declare dividends for the Company's Shares of Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Nevada. Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Nevada General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Nevada General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or  its stockholders;

•

acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

UN-AUDITED FINANCIAL STATEMENTS SECTION:

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Chameleon Media Group, Inc.

By: Mr. Fernando Periera

By: Mr. Fernando Periera

Name: Mr. Fernando Periera

Title: Chief Executive Officer

_______________________________________________________________________________________________________

Chameleon Media Group, Inc.

By: Mr. Alan J. Bailey

By: Mr. Alan J. Bailey

Name: Mr. Alan J. Bailey

Title: Chief Financial Officer

Signature Certificate

Document Reference: VN8H4YIKPIC5BMANB3JH59

RightSignature
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fperieragmail.com
Party ID: MCJUIBICF4USR479CFZ9AJ
IP Address: 104.174.102.236
VERIFIED EMAIL: fperiera@gmail.com

Electronic Signature:

Multi-Factor Digital Fingerprint Checksum: 33d703395374a6d70a5f0842c19cb1efb6369d18

AltaVista Capital Markets, LLC
Party ID: X92ZGHJD3JPWGLABKRNU4R
IP Address: 76.91.17.17
VERIFIED EMAIL: corporate@altavistacapitalmarkets.com

Electronic Signature:

Multi-Factor Digital Fingerprint Checksum: 66a16002 4e1a184946509b62132052eaa80241dd

Timestamp	Audit
2015-10-18 22:04:09 -0700	All parties have signed document. Signed copies sent to: fperieragmail.com and AltaVista Capital Markets, LLC.
2015-10-18 22:04:09 -0700	Document signed by fperieragmail.com (fperiera@gmail.com) with drawn signature. - 104.174.102.236
2015-10-18 21:59:59 -0700	Document viewed by fperieragmail.com (fperiera@gmail.com). - 104.174.102.236
2015-10-18 18:56:27 -0700	Document signed by AltaVista Capital Markets, LLC (corporate@altavistacapitalmarkets.com) with drawn signature. - 76.91.17.17
2015-10-18 18:56:10 -0700	Document viewed by AltaVista Capital Markets, LLC (corporate@altavistacapitalmarkets.com). - 76.91.17.17
2015-10-18 18:56:10 -0700	Document created by AltaVista Capital Markets, LLC (corporate@altavistacapitalmarkets.com). - 76.91.17.17

This signature page provides a record of the online activity executing this contract.

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